Exhibit 2.2

FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This First Amendment to the Agreement and Plan of Merger (this “Amendment”), dated as of April 16, 2020 (the “Amendment Effective Date”), is entered into among Medicine Man Technologies, Inc., a Nevada corporation (“Parent”), PBS Merger Sub, LLC, a Colorado limited liability company (“Merger Sub”), Mesa Organics Ltd. (“Company”), James E. Parco, an individual (“James Parco”), and Pamela Parco, an individual (“Pamela Parco”). Parent, Merger Sub, Merger Holdco, Company, James Parco, and Pamela Parco are each referred to in this Agreement as a “Party” and, collectively, as the “Parties.”.

WHEREAS, Parent, Merger Sub, Company, James Parco, and Pamela Parco entered into that certain Agreement and Plan of Merger dated as of November 23, 2019 (the “Original Agreement”);

WHEREAS, Merger Holdco is a wholly-owned subsidiary of Parent that was formed on April 13, 2020; and

WHEREAS, the Parties desire to amend the merger structure outlined in the Original Agreement as provided herein.

NOW THEREFORE, in consideration of the foregoing, the receipt and sufficiency of which is hereby acknowledged and agreed, and the Parties’ respective covenants, representations, warranties, and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree to amend the Original Agreement as follows, as of the Amendment Effective Date:

1.	Definitions. Terms not otherwise defined herein shall have the meaning set forth in the Original Agreement.

2.	Amendments.

a.	Article I of the Original Agreement is hereby amended by deleting in its entirety the following definition and replacing with the following:

“Base Consideration” means $2,646,314.84 of cash and 2,594,754 shares of Parent Common Stock.

b.	Article I of the Original Agreement is hereby amended by inserting the following new definition:

“Merger Holdco” means PBS Merger Holdco, a Colorado limited liability company.

c.	Article II of the Original Agreement is hereby amended by deleting Section 2.01, Section 2.02, Section 2.03 and Section 2.12 and replacing such Sections with the following:

Article I

Article II

Section 2.01         The Merger.

(a)              Prior to the Effective Time, Parent will file Form 8832 (Entity Classification Election) with the Internal Revenue Service, electing for Merger Sub to be classified as an association taxable as a corporation, with an effective date that is at least one calendar day prior to the Closing Date.

(b)             On the terms and subject to the conditions set forth in this Agreement, and in accordance with the CCAA and CLLCA, at the Effective Time, (a) Merger Sub will merge with and into Company, and (b) the separate corporate existence of Merger Sub will cease and Company will continue its corporate existence under the CCAA and CLLCA as the Surviving Company in the Merger (sometimes referred to herein as the “Surviving Company”).

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(c)              Following the Effective Time (as defined in Section 2.02) and subject to obtaining the prior consents and approvals from all relevant Governmental Authorities, Parent shall effect a merger of Surviving Company into Merger Holdco (“Step Merger”), whereby (a) Surviving Company will merge with and into Merger Holdco and (b) the separate corporate existence of Surviving Company will cease and Merger Holdco will continue its corporate existence under the CCAA and CLLCA as the surviving company in the Step Merger (“Step Surviving Company”). Parent shall use reasonable best efforts to cause Surviving Company and Merger Holdco to receive all required consents and approvals from the relevant Governmental Authorities in order to effect the Step Merger in a timely manner.

Section 2.02         Effective Time.

(a)              Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub shall cause a statement of merger in a form mutually agreed to by Parent and the Members (the “Statement of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Colorado in accordance with the relevant provisions of the CCAA and CLLCA. The Merger shall become effective at such time as the Statement of Merger has been duly filed with the Secretary of State of the State of Colorado or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Statement of Merger in accordance with the CCAA and CLLCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

(b)             Subject to the provisions of this Agreement, Parent, Surviving Company and Merger Holdco shall cause a statement of merger in a form mutually agreed to by Parent and the Members (the “Step Statement of Merger”) to be executed, acknowledged and filed, with the Secretary of State of the State of Colorado in accordance with the relevant provisions of the CCAA and CLLCA. The Step Merger shall become effective at such time as the Step Statement of Merger has been duly filed with the Secretary of State of the State of Colorado in accordance with the CCAA and CLLCA (the effective time of the Step Merger being hereinafter referred to as the “Step Effective Time”).

Section 2.03         Effects of Merger.

(a)              The Merger shall have the effects set forth herein and in the applicable provisions of the CCAA and CLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Company, and all debts, Liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, Liabilities, obligations, restrictions and duties of the Surviving Company.

(b)             The Step Merger shall have the effects set forth herein and in the applicable provisions of the CCAA and CLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Step Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Surviving Company shall vest in the Step Surviving Company, and all debts, Liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, Liabilities, obligations, restrictions and duties of the Step Surviving Company.

Section 2.04         Tax Treatment. The Merger is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code and in accordance with Revenue Ruling 2001-46, Situation 1, and Treas. Reg. 1.368-2(b)(1)(ii) and 1.368-2(b)(1)(iii), Example 2. The parties hereto intend the Merger to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by executing this Agreement.

d.	Article III of the Original Agreement is hereby amended by deleting Section 3.02(b)(iii) and replacing it with the following:

(iii)        the aggregate Closing Merger Consideration, as adjusted pursuant to Section 2.06, which Parent shall deliver by delivering to each Member, upon submission of such Member’s completed Letter of Transmittal and in accordance with the Allocation Schedule by (A) wire transfer in immediately available funds to an account or accounts designated by such Member in its applicable Letter of Transmittal; and (B) delivery of certificates representing the number of shares of Parent Common Stock issuable therein;

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3.	Governing Law. This Amendment shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Colorado, without regard for conflict of law provisions.

4.                Miscellaneous. Except as provided in this Amendment, the Original Agreement shall remain in full force and effect and unmodified. In the event of any conflict or inconsistency between the terms of the Original Agreement and those of this Amendment, the terms of this Amendment will govern and prevail to the extent necessary to resolve such conflict or inconsistency. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement. This Amendment constitutes the full and complete understanding of the Parties with respect to this amendment of the Agreement and supersedes all prior agreements and understandings, whether written or oral, with respect thereto. This Amendment may be modified only by written agreement signed by authorized representatives of both Parties. This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Amendment, to the extent signed and delivered as an attachment to an electronic mail message in “PDF” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall have the same binding legal effect as if it were the original signed version thereof delivered in person.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Buyer and each Seller have caused this Amendment to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

MESA ORGANICS LTD.
By /s/ James Parco Name: James Parco Title: Member
By /s/ Pamela Parco Name: Pamela Parco Title: Member

/s/ James Parco JAMES PARCO /s/ Pamela Parco PAMELA PARCO

MEDICINE MAN TECHNOLOGIES, INC.
By /s/ Justin Dye Name: Justin Dye Title: CEO
PBS MERGER SUB, LLC By: Medicine Man Technologies, Inc., Manager
By /s/ Justin Dye Name: Justin Dye Title: CEO

[Signature Page to First Amendment to Asset Purchase Agreement]

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